Exhibit 10.6

APA SECURITY AGREEMENT

THIS APA SECURITY AGREEMENT (as amended, restated, supplemented, extended or otherwise modified from time to time, this "Agreement") dated as of August 13, 2010, is entered into by PEOPLE'S LIBERATION, INC., a Delaware corporation ("PLI"), VERSATILE ENTERTAINMENT, INC., a California corporation ("Versatile" and, together with PLI, the "Sellers"), BELLA ROSE, LLC, a California limited liability company ("Bella Rose"), WILLIAM RAST LICENSING, LLC, a California limited liability company ("Licensing"), WILLIAM RAST SOURCING, LLC, a California limited liability company ("Sourcing"), and WILLIAM RAST RETAIL, LLC, a California limited liability company ("Retail" and together with the Sellers, Bella Rose, Licensing and Sourcing, the "Grantors" and each a "Grantor"), in favor of ECA HOLDINGS II, LLC, a Delaware limited liability company ("ECA"), for the benefit of itself as collateral agent and for the benefit of the Purchasers referred to below (in such capacity, the "Collateral Agent").

WHEREAS, pursuant to that certain Asset Purchase Agreement of even date herewith (as amended, restated, supplemented, extended or otherwise modified from time to time, the "APA") by and among Sellers, ECA and New Media Retail Concepts, LLC, a California limited liability company ("NMRC" and, together with EPA, the "Purchasers"), the Purchasers have agreed to purchase and the Sellers have agreed to sell the assets described therein on the terms and conditions set forth therein.

WHEREAS, as a condition to the effectiveness of the APA, the Purchasers have required Grantors to enter into this Agreement and Grantors to grant the security interests described herein in the Collateral in favor of Collateral Agent for the benefit of itself and the Purchasers.

WHEREAS, each Grantor expects to realize direct and indirect benefits as a result of the transactions contemplated by the APA.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable, and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Definitions.

(a)           Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the APA.  To the extent that any terms or concepts defined or used herein are defined or used in the UCC (as defined below), such terms or concepts shall be interpreted for purposes hereof in a manner that is consistent with such definition or use in the UCC.

(b)           The following terms shall have the meanings set forth below:

"Account" has the meaning given such term in Section 9102(a)(2) of the UCC.

"Account Debtor" has the meaning given such term in Section 9102(a)(3) of the UCC.

"Bankruptcy Event" means any of the following events: (a) any Grantor commences a case or other proceeding under any Debtor Relief Law; (b) there is commenced against any Grantor any case or proceeding under any Debtor Relief Law that is not dismissed within 30 calendar days after commencement; (c) any Grantor is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) any Grantor suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 calendar days after such appointment; (e) any Grantor makes a general assignment for the benefit of creditors; (f) any Grantor calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) any Grantor, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate, limited liability company or other action for the purpose of effecting any of the foregoing.

"Certificate of Title" has the meaning given such term in Section 9102(a)(10) of the UCC.

"Certificated Security" has the meaning given such term in Section 8102(a)(4) of the UCC.

"Chattel Paper" has the meaning given such term in Section 9102(a)(11) of the UCC.

"Collateral" shall mean all right, title, and interest of each of the Grantors in and to all of the following property of such Grantor, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence:

(i)            Accounts;

(ii)           Chattel Paper and rights to receive monies included thereby;

(iii)          Commercial Tort Claims;

(iv)           Deposit Accounts;

(v)            Documents;

(vi)           Equity Collateral;

(vii)         General Intangibles;

(viii)        Goods, including Inventory and Equipment;

(ix)           Instruments and rights to receive monies included thereby;

(x)            Intellectual Property;

(xi)           Investment Property, including Commodity Accounts and Commodity Contracts;

(xii)         Letter-of-Credit Rights;

(xiii)        Notes;

(xiv)         other tangible and intangible personal property and Fixtures of such Grantor;

(xv)          to the extent related to any property described in the clauses (i) through (xiv), all books, correspondence, loan files, records, invoices, and other papers, including without limitation all tapes, cards, computer runs, and other papers and documents in the possession or under the control of any of the Grantors or any computer service company from time to time acting for any of the Grantors; and

(xvi)         cash and non-cash Proceeds of any and all of the foregoing.

"Collateral Agent" means ECA Holdings II, LLC, a Delaware limited liability company, in its capacity as collateral agent, or any successor collateral agent appointed pursuant to the terms of this Agreement.

"Commercial Tort Claim" has the meaning given such term in Section 9102(a)(13) of the UCC, and shall include, without limitation, those claims described on Schedule 1 attached hereto.

"Commodity Account" has the meaning given such term in Section 9102(a)(14) of the UCC.

"Commodity Contract" has the meaning given such term in Section 9102(a)(15) of the UCC.

"Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by any of the Grantors, and shall include, without limitation, those listed on Schedule 2 attached hereto.

"Copyrights" shall mean all copyrights, copyright registrations, and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present, and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Deposit Account" has the meaning given such term in Section 9102(a)(29) of the UCC.

"Documents" has the meaning given such term in Section 9102(a)(30) of the UCC.

"Equipment" has the meaning given such term in Section 9102(a)(33) of the UCC.

"Equity Collateral" shall mean Pledged Equity and Pledged Equity Proceeds.

"Event of Default" shall have the meaning specified in Section 14 of this Agreement.

"Fixtures" has the meaning given such term in Section 9102(a)(41) of the UCC.

"General Intangibles" has the meaning given such term in Section 9102(a)(42) of the UCC.

"Goods" has the meaning given such term in Section 9102(a)(44) of the UCC, and shall include Motor Vehicles.

"Instruments" has the meaning given such term in Section 9102(a)(47) of the UCC.

"Intellectual Property" shall mean, collectively, all Copyright Collateral, all Patent Collateral, and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how, and trade secrets; (b) all licenses or user or other agreements granted to any of the Grantors with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, splash screens, films, masters, and artwork; (d) all field repair data, sales data, and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records, or data; and (f) all licenses, consents, permits, variances, certifications, and approvals of governmental agencies now or hereafter held by any of the Grantors.

"Inventory" has the meaning given such term in Section 9102(a)(48) of the UCC.

"Investment Property" has the meaning given such term in 9102(a)(49) of the UCC.

"Letter-of-Credit Right" has the meaning given such term in Section 9102(a)(51) of the UCC.

"Lien" shall mean a pledge, assignment, lien, charge, mortgage, encumbrance, or other security interest obtained under this Agreement or under any other agreement or instrument with respect to any present or future assets, property, contract rights, or revenues in order to secure the payment of indebtedness of the party referred to in the context in which the term is used.

"Motor Vehicles" shall mean motor vehicles, tractors, trailers, and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

"Notes" shall mean all Promissory Notes or other debt instruments (including, without limitation, bonds and debentures of any nature whatsoever) from time to time issued to, or held by, any of the Grantors.

"Obligations" shall mean (i) all obligations and liabilities of Sellers, whether now existing or hereafter incurred, under, arising out of, or in connection with, the APA and the due performance and compliance by the Sellers with all of the terms, conditions, and agreements contained in the APA, including, without limitation, the Sellers' obligations under Sections 2.3, 3,  9.1, 9.2, 14, 15, 16 and 20 of the APA; (ii) any and all judgments obtained by the Purchasers against the Sellers or any one or more of them under, arising out of, or in connection with, the APA, (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve the Lien and security interest under this Agreement in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (iii) above, the expenses of any exercise by the Collateral Agent of its rights hereunder, together with attorneys' fees and court costs; and (v) to the extent not otherwise included in clauses (i), (ii), (iii) or (iv) above, all of the Grantors' obligations set forth in Section 21.

"Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by any Grantor, and shall include, without limitation, those patents and applications, registrations and recordings described in Schedule 3 attached hereto.

"Patents" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof, all income, royalties, damages, and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present, and future infringements thereof, and all rights corresponding thereto throughout the world.

"Permitted Liens" shall mean (i) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Grantors) have been established in accordance with generally accepted accounting principles; (ii) Liens imposed by law which were incurred in the ordinary course of the Grantors' business, such as carriers', warehousemen's and mechanics' Liens, statutory landlords' Liens, and other similar Liens arising in the ordinary course of the Grantors' business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Grantors or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (iii) Liens granted pursuant to this Agreement and (iv) existing Liens set forth on Schedule 8 attached hereto (but not any refinancing or replacement Liens related thereto).

"Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, governmental authority or other entity of any kind.

"Pledged Equity" shall mean (i) the shares of stock of, or partnership and other ownership interest in, any entity, including, without limitation, the equity interests described on Schedule 5, and any and all equity interests now or hereafter issued in substitution, exchange or replacement therefor or with respect thereto, and (ii) all ownership interests of any class or character of a successor entity formed by or resulting from a consolidation or merger in which any such issuer is not the surviving entity; in each case, whether now or hereafter owned by any of the Grantors, together with any certificates evidencing any of the foregoing.

"Pledged Equity Proceeds" shall mean all shares, securities, moneys, or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification, or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights, or options issued to the holders of, or otherwise in respect of, the Pledged Equity.

"Proceeds" has the meaning given such term in Section 9102(a)(64) of the UCC.

"Promissory Notes" has the meaning given such term in Section 9102(a)(65) of the UCC.

"Purchasers" has the meaning set forth in the recitals to this Agreement.

"Securities" has the meaning given such term in Section 8102(a)(15) of the UCC.

"Securities Account" has the meaning given such term in Section 8501(a) of the UCC.

"Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by any Grantor, and shall include, without limitation, those registered and applied for trademarks, terms, designs and applications described in Schedule 4 attached hereto.  Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void, or unenforceable by reason of its being included as part of the Trademark Collateral.

"Trademarks" shall mean all trade names, trademarks and service marks, logos, domain names, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present, and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark, and service mark.

"UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

"Uncertificated Security" has the meaning given such term in Section 8102(a)(18) of the UCC.

2.           Grant of Liens

.  As security for the due and punctual payment and performance in full of all Obligations (whether at the stated maturity, by acceleration, or otherwise and whether now owing or incurred in the future), each of the Grantors hereby pledges, assigns, charges, delivers, and grants to the Collateral Agent, for the benefit of itself and the Purchasers, a continuing perfected first-priority (subject to Permitted Liens) security interest in and a general Lien upon all of such Grantor's right, title, and interest in and to the Collateral and all additions thereto and substitutions therefor, whether heretofore, now or hereafter received by or delivered or transferred to the Collateral Agent hereunder.

3.           Continuing Security Interest.

(a)           This Agreement creates an assignment, pledge, charge, continuing perfected, and, subject to any Permitted Lien, first-priority security interest in, and general Lien upon, the Collateral and shall (i) remain in full force and effect until all Obligations have been paid, performed and satisfied in full, (ii) be binding upon each of the Grantors and their respective successors, permitted transferees, and permitted assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees, and assigns, for the benefit of the Collateral Agent and the Purchasers.

(b)           Upon the indefeasible payment, performance and satisfaction in full of all Obligations, the assignments, pledges, charges, Liens, and security interests granted hereunder shall terminate, and all rights to the Collateral shall revert to the Grantors.  Upon such termination, the Collateral Agent will, at the sole expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination and the Collateral Agent shall deliver and transfer such Collateral to the Grantors.

4.           Grantor Remains Liable

.  Anything herein to the contrary notwithstanding, (i) each of the Grantors shall remain liable under any agreements which have been (in whole or in part) pledged or assigned herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Collateral Agent of any of the rights hereunder shall not release any of the Grantors from any of its respective duties or obligations under any such agreements; and (iii) the Collateral Agent shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.           Delivery and Perfection

.

       (a)    Each of the Grantors hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, and agrees to take all such other actions and to execute and deliver and file or cause to be filed such other instruments or documents, as the Collateral Agent may reasonably require in order to establish and maintain a perfected, valid, and continuing security interest and Lien in the Collateral in accordance with this Agreement and the UCC and other applicable law.

(b)           Each of the Grantors shall, at the written request of the Collateral Agent:

(i)           immediately deliver any and all Documents, Instruments, and Chattel Paper (including, without limitation, any Certificates of Title) evidencing or relating to the Collateral to the Collateral Agent at the time and place and manner specified in the Collateral Agent's request;

(ii)           immediately execute (if applicable) and deliver to the Collateral Agent (or file or record in such offices as the Collateral Agent may deem necessary or appropriate) any and all financing and continuation statements, other agreements, instruments, or other documents or amendments thereto, and perform any acts which may be necessary (A) to create, perfect, preserve, or otherwise protect the security interest and Liens granted herein or (B) to enable the Collateral Agent to exercise and enforce its rights hereunder;

(iii)           with respect to any Certificated Security not otherwise credited to a Securities Account, such Grantor shall immediately effect transfer thereof to the Collateral Agent (A) by physical delivery of such Certificated Security to the Collateral Agent endorsed to the Collateral Agent or its nominee or in blank or (B) in the case of a Certificated Security in registered form, by physical delivery of such Certificated Security to the Collateral Agent specially endorsed to the Collateral Agent or its nominee and thereafter reregistered in the name of the Collateral Agent or their nominee;

(iv)           with respect to any Uncertificated Security not otherwise credited to a Securities Account, such Grantor shall immediately (A) effect transfer thereof to the Collateral Agent by registration thereof on the books and records of the issuer in the name of the Collateral Agent or its nominee or (B) obtain the agreement of the issuer of such Uncertificated Securities that it will comply with instructions originated by the Collateral Agent without further consent by the registered owner, through a written agreement in form and substance satisfactory to the Collateral Agent; and

(v)           immediately mark all Certificates of Title in the manner specified in a written notice of the Collateral Agent to such Grantor requesting such marking, to evidence the fact that such Certificates of Title are subject to the security interest and Lien of the Collateral Agent granted herein.

       (c)           Upon the written request of the Collateral Agent, each of the Grantors agrees immediately to deliver to the Collateral Agent, appropriately endorsed to the order of the Collateral Agent, any Notes, trade acceptance, Chattel Paper, or other Instrument in which a security interest must be perfected by delivery or transfer of such Collateral to a secured party, which are acquired by such Grantor from time to time.

(d)          Notwithstanding Section 9207 of the UCC, the Collateral Agent may hold as additional security any Proceeds, including money and funds, received from the Collateral, all of which shall constitute Collateral hereunder, and the Collateral Agent shall not be required to apply such money or funds to reduce the Obligations other than as expressly set forth herein.

6.           Proceeds of Sale

.  Nothing contained in this Agreement shall limit or restrict in any way the Collateral Agent's right to receive Proceeds of the Collateral in any form in accordance with the provisions of this Agreement.  All Proceeds that are received by any of the Grantors contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement, document or instrument of transfer).

7.           Records and Information

.  Each of the Grantors agrees to keep, at its office set forth in Section 11(d), its records concerning the Collateral.  Each of the Grantors agrees to promptly furnish to the Collateral Agent such information concerning such Grantor, the other parties hereto, the Collateral, and any Account Debtor as the Collateral Agent may reasonably request.

8.           Inspection

.  Each of the Grantors agrees, upon prior notice provided by the Collateral Agent, to permit the Collateral Agent, through its officers and agents, to examine and inspect the Collateral and all records pertaining thereto, and to make extracts from such records as the Collateral Agent may require.

9.           Use of Collateral

.  Except upon the occurrence and during the continuance of any Event of Default, each of the Grantors may in the ordinary course of such Grantor's business use, consume, exhibit, demonstrate, sell, lease, or otherwise dispose of its Inventory in carrying on its businesses substantially in the same manner as now conducted; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Grantor or any transfer or sale to any shareholder or affiliate of such Grantor for consideration less than the consideration which would have been paid to such Grantor by an unaffiliated third party in an arms' length transaction; and provided further that any such disposition shall not be unlawful or inconsistent with the terms of this Agreement or of any policy of insurance covering such Collateral.

10.           No Disposition

.  Each of the Grantors covenants and agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as provided for in Section 9 hereof, nor will it create, incur, or permit to exist any Lien on or with respect to any of the Collateral, any interest therein, or any Proceeds thereof, except for the Permitted Liens.

11.           Representations and Warranties

.  Each of the Grantors represents, warrants and covenants to the Collateral Agent throughout the term of this Agreement that:

(a)           The Grantors are and will be the sole legal and beneficial owners of all of the Collateral now owned or hereafter acquired free and clear of any Lien, security interest, assignment, option, or other charge or encumbrance, except for the Permitted Liens;

(b)           This Agreement has been duly and validly authorized by such Grantor and executed and delivered by such Grantor and constitutes the legal, valid, and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)) and, subject to the performance of the relevant procedures as specified in Section 5 herein with respect to such Collateral, creates a valid, binding, enforceable, and first priority perfected security interest in and general first Lien upon all of the Collateral, and such Grantor is duly authorized to make all filings and take all other actions necessary or desirable to perfect and to continue perfected such security interest;

(c)           As of the date hereof and on the date of delivery or transfer to the Collateral Agent of any Collateral under this Agreement, such Grantor has good and marketable title to the Collateral;

(d)           The office where such Grantor maintains all records relating to the Collateral is located at the following address:

1212 South Flower Street Fifth Floor Los Angeles, California 90015
(e)           Such Grantor is a duly organized and validly existing entity under the laws of its State of incorporation.

(f)           As applicable, such Grantor's exact legal name, as that name appears on such Grantor's formation document; entity type; State of formation; and such Grantor's organization identification number issued by its State of formation are as follows:

Legal Name	Entity Type	State of Formation	Identification Number
PEOPLE'S LIBERATION, INC.	Corporation	Delaware	0951343
VERSATILE ENTERTAINMENT, INC.	Corporation	California	C2340499
BELLA ROSE, LLC	Limited Liability Company	California	200513810052
WILLIAM RAST LICENSING, LLC	Limited Liability Company	California	200624310013
WILLIAM RAST SOURCING, LLC	Limited Liability Company	California	200624310012
WILLIAM RAST RETAIL, LLC	Limited Liability Company	California	200923810230
(g)           All Pledged Equity in which the Grantors currently have or shall hereafter acquire an interest is and will be, as applicable, duly authorized, validly existing, fully paid, and non-assessable (in the case of any equity interest in a corporation) and duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement, or other organizational document of the respective issuer, upon the transfer of such Pledged Equity;

(h)           As of the date hereof, any and all equity interests owned directly or indirectly by each of the Grantors in any Person are described on Schedule 5 attached hereto, and such Grantor owns the equity interests set forth opposite its name on Schedule 5 free and clear of Liens;

(i)           Except pursuant to licenses and other user agreements entered into by any of the Grantors in the ordinary course of such Grantor's business, each of the Grantors owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark owned or used by such Grantor on the date hereof, and all registrations therefor are valid and in full force and effect;

(j)           To each of the Grantors' knowledge, (i) there is no violation by others of any right of the Grantors with respect to any Copyright, Patent or Trademark of the Grantors and (ii) no Grantor is infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted, are pending or, to each of the Grantors' knowledge, have been threatened against any of the Grantors, and no claim against any of the Grantors has been received by the Grantors, alleging any such violation;

(k)           As of the date hereof, such Grantor has no Commercial Tort Claims other than those described in Schedule 1 attached hereto and such Grantor hereby covenants and agrees that it shall provide Collateral Agent with prompt written notice of each Commercial Tort Claim, and any judgment, settlement or other disposition thereof and will take such action as the Collateral Agent may request to grant and perfect a security interest therein in favor of the Collateral Agent;

(l)           As of the date hereof, such Grantor has no Copyrights registered, or subject to pending applications, with the United States Copyright Office ("USCO"), or any similar office or agency in the United States of America, or elsewhere other than those described on Schedule 2 attached hereto;

(m)           As of the date hereof, such Grantor has no Patents registered, or subject to pending applications, in the United States Patent and Trademark Office ("USPTO"), or to the best knowledge of the Grantors, any similar office or agency in the United States of America other than those described on Schedule 3 attached hereto;

(n)           As of the date hereof, such Grantor has no Trademarks registered, or subject to pending applications, in the USPTO, or to the best knowledge of the Grantors, any similar office or agency in the United States of America other than those described in Schedule 4 attached hereto;

(o)           As of the date hereof, Schedule 6 attached hereto sets forth each of the licenses owned or held by or on behalf of such Grantor and all other Intellectual Property of each Grantor other than the Intellectual Property otherwise set forth in the other Schedules hereto;

(p)           To the best of Grantors' knowledge, there are no actions, suits, proceedings or investigations pending or threatened in writing against any Grantor before any governmental authority which could reasonably be expected to cause any portion of the Intellectual Property to be adjudged invalid or unenforceable, in whole or in part;

(q)           Each of the Grantors authorizes Collateral Agent to modify this Agreement by amending the Schedules hereto to include any new Intellectual Property, renewal thereof or any Intellectual Property applied for and obtained hereafter; and each Grantor shall, upon request of Collateral Agent from time to time execute and deliver to Collateral Agent any and all assignments, agreements, instruments, documents and such other papers as may be requested by Collateral Agent to evidence the assignment of a security interest in each such Intellectual Property; and

(r)           As of the date hereof, such Grantor has no deposit, brokerage, securities or other similar accounts other than those set forth opposite its name on Schedule 7 attached hereto.

12.           Covenants.

(a)           Each of the Grantors shall:

(i)           Maintain, or cause to be maintained, all items of the Collateral in good condition and repair, ordinary wear and tear excepted in the case of Equipment, and pay, or cause to be paid, the costs of repairs to or maintenance of that Collateral which is of a type that could be repaired or maintained;

(ii)           Take all steps to preserve and protect the portion of the Collateral owned by it, including, with respect to the Intellectual Property, the filing of any renewal affidavits and applications;

(iii)           Not use any Collateral in violation of law or any applicable policy of insurance;

(iv)           Pay or cause to be paid when due all taxes, assessments, and other charges relating to the Collateral or this Agreement and reimburse the Collateral Agent for all costs of and fees incurred in connection with any filing of the documents and instruments referred to in Section 5;

(v)           Not change its: (a) name or the name under which it does business; (b) chief executive office; (c) type of organization; (d) jurisdiction of organization; or (e) other legal structure without at least 30 day's prior written notice to the Collateral Agent.  Prior to effectuating any change described in the preceding sentence, such Grantor shall take or cause to be taken all actions deemed by the Collateral Agent to be necessary or desirable to prevent any financing or continuation statement from becoming seriously misleading or rendered ineffective, or the security interests granted herein from becoming unperfected or the relative priority thereof otherwise impaired, as a result of such removal or change;

(vi)           Perform and observe all the material terms and provisions of any agreement for the sale or lease of goods, or any agreement for the rendering of services, giving rise to an Account to be performed or observed by it, maintain any such agreement in full force and effect, enforce any such agreement in accordance with its terms, and take all such action to such end as may be from time to time reasonably requested by the Collateral Agent.

(vii)           Immediately notify Collateral Agent if it knows or has reason to know of any reason why any applicable registration or recording of any Patent Collateral, Trademark Collateral or Copyright Collateral may become abandoned, canceled, invalidated or unenforceable;

(viii)           Render any assistance, as Collateral Agent may solely determine is necessary, to Collateral Agent in any proceeding before the USPTO, the USCO, any federal or state court, or any similar office or agency in the United States of America, or any State therein, to maintain any Patent Collateral, Trademark Collateral or Copyright Collateral and to protect Collateral Agent's security interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings;

(ix)           Immediately notify Collateral Agent if such Grantor learns of any use by any Person of any term or design likely to cause confusion with any of the Trademark Collateral, or of any use by any Person of any other process or product which infringes upon any of the Trademark Collateral in a manner which is material to such Grantor's business, and if requested by Collateral Agent, each of the Grantors, at its expense, shall join with Collateral Agent in such action as Collateral Agent in Collateral Agent's discretion may reasonably deem advisable for the protection of Collateral Agent's interest in and to the Trademark Collateral;

(x)           Assume all responsibility and liability arising from the use of the Intellectual Property, and such Grantor hereby indemnifies and holds Collateral Agent harmless from and against any claim, suit, loss, damage or expense (including attorneys' fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor in connection with any Intellectual Property or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor;

(xi)           Immediately notify Collateral Agent in writing of any adverse determination in any proceeding in the USPTO, USCO, or any other foreign or domestic governmental authority, court or body, such Grantor becomes aware of regarding any Grantor's claim of ownership in any of the Trademark Collateral, Patent Collateral or Copyright Collateral, and in the event of any infringement of any Trademark, Patent or Copyright owned by any Grantor by a third party which is material to any Grantor's business, such Grantor shall promptly notify Collateral Agent of such infringement and sue for and diligently pursue damages for such infringement, and if such Grantor shall fail to take such action within one (1) month after such notice is given to Collateral Agent, Collateral Agent may, but shall not be required to, itself take such action in the name of such Grantor, and such Grantor hereby appoints Collateral Agent the true and lawful attorney of such Grantor, for it and in its name, place and stead, on behalf of such Grantor, solely, without limitation on any other rights of Collateral Agent under this Agreement, to commence judicial proceedings in any court or before any other tribunal to enjoin and recover damages for such infringement, any such damages due to such Grantor, net of costs and attorneys' fees, to be applied to the Obligations;

(xii)           (A) Maintain, with responsible insurance companies, insurance covering the Collateral against such insurable losses as is consistent with sound business practice, (B) at the request of Collateral Agent, cause Collateral Agent to be designated as loss payee (as customary for secured parties based on the type of insurance) with respect to all insurance, (C) at the request of Collateral Agent, obtain the written agreement of the insurers that such insurance shall not be cancelled, terminated or materially modified to the detriment of Collateral Agent without at least 30 days' prior written notice to Collateral Agent, and (D) furnish copies of such insurance policies or certificates to Collateral Agent immediately upon request therefor and otherwise comply with the terms and provisions of this Agreement related to such insurance coverage; and

(xiii)           with respect to the Copyright Collateral, at its sole expense, do, make, execute and deliver all such additional and further acts, things, deeds, assurances, and instruments, in each case in form and substance satisfactory to Collateral Agent, relating to the creation, validity, or perfection of the security interests provided for in this Agreement under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., 17 U.S.C. Sections 101, 201 et seq., the UCC or other Law of the United States of America, the State of California, other States or any other domestic or foreign jurisdiction as Collateral Agent may from time to time reasonably request, and shall take all such other action as Collateral Agent may reasonably require to perfect Collateral Agent's security interest in any of the Copyright Collateral and to completely vest in and assure to Collateral Agent its rights hereunder in any of the Copyright Collateral.

13.           Further Assurances and Protections.

(a)           Each of the Grantors shall at its expense do, file, record, make, execute, and deliver all such acts, notices, instruments, statements, or other documents as the Collateral Agent may request to perfect, preserve, or otherwise protect the security interest and Liens of the Collateral Agent in the Collateral or any part thereof or to give effect to the rights, powers, and remedies of the Collateral Agent under this Agreement;

(b)           Each of the Grantors will give prompt written notice to the Collateral Agent of, and defend the Collateral against, any suit, action, or proceeding related to the Collateral or which could adversely affect the security interests and Liens granted hereunder; and

(c)           Each Grantor authorizes the Collateral Agent to have this or any similar agreement recorded or filed with the USCO, USPTO or other appropriate federal, state or foreign government office.

14.           Events of Default

.  The occurrence of any of the following events or conditions shall constitute an event of default (each an "Event of Default") under this Agreement:

(a)           The failure by the Sellers to observe, comply with or perform any Obligation;

(b)           Any representation or warranty made in the APA or this Agreement shall be untrue or incorrect in any respect as of the date when made or deemed made;

(c)           To the extent not covered in clause (a) above, the failure or refusal by any of the Grantors to perform, or the breach or violation of, any of the terms, obligations, covenants, or warranties of this Agreement, and that failure or refusal continues unremedied for five (5) business days after such failure or refusal; or

(d)           Any Grantor shall be subject to a Bankruptcy Event.

15.           Remedies upon an Event of Default

.  On and after the occurrence and continuance of an Event of Default, the Collateral Agent may, in its discretion:

(a)           request that any of the Grantors, and upon such request such Grantor shall, assemble the Collateral at such place or places convenient to the Collateral Agent designated in such request;

(b)           enforce collection of any of the Collateral by suit or any other lawful means available to the Collateral Agent, or demand, collect, or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;

(c)           surrender, release, or exchange or otherwise modify the terms of all or any part of the Collateral, or compromise or extend or renew for any period any indebtedness thereunder or evidenced thereby;

(d)           assert all other rights and remedies of a secured party under the UCC (whether or not in effect in any applicable jurisdiction) and all other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase, or otherwise retain, liquidate, or dispose of all or any portion of the Collateral.  The proceeds of any collection, liquidation, or other disposition of the Collateral shall be applied by the Collateral Agent first to the payment of all expenses (including, without limitation, all fees, taxes, reasonable attorneys' fees and legal expenses) incurred by the Collateral Agent in connection with retaking, holding, collecting, or liquidating the Collateral.  The balance of such proceeds, if any, shall, to the extent permitted by law, be applied to the payment of the Obligations in the order set forth in Section 30 of this Agreement or, if no payment Obligation is then outstanding, the Collateral Agent may, in its discretion, hold the balance of such proceeds for future application to payment Obligations as and when the same become due.  In case of any deficiency, the Grantors shall, whether or not then due, remain jointly and severally liable therefor.  If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to each of the Grantors at its notice address specified on the signature page hereof five (5) business days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient.  Without precluding any other methods of sale or other disposition, the sale or other disposition of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property; but in any event the Collateral Agent may sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose such Collateral on such terms and to such purchaser(s) (including the Collateral Agent or any Purchaser) as the Collateral Agent in its absolute discretion may choose, and for cash or for credit or for future delivery, without assuming any credit risk, at public or private sale or other disposition, without demand of performance, and without any obligation to advertise or give notice of any kind other than that necessary under applicable law.  Each of the Grantors hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale or other disposition hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise.  At any such sale or other disposition, unless prohibited by applicable law, the Collateral Agent and the Purchasers may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption.  Neither the Collateral Agent nor the Purchasers shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing and neither the Collateral Agent nor the Purchasers shall be under any obligation to take any action whatsoever with regard thereto.

Neither the Collateral Agent nor the Purchasers shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Agreement conducted in a commercially reasonable manner.  Each of the Grantors hereby waives any claims against the Collateral Agent and the Purchasers arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

Each of the Grantors recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the relevant Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each of the Grantors acknowledges that any such private sale may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that neither the Collateral Agent nor the Purchasers shall have any obligation to engage in public sales or any obligation to delay the sale of any Collateral for the period of time necessary to enable the registration of the Collateral or related transaction so as to permit a public offer to be made with respect thereto;

(e)           license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine;

(f)           without assuming any obligation or liability thereunder, at any time and from time to time, in its sole discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any of the Grantors in, to and under any of its Intellectual Property and take or refrain from taking any action under any thereof, and each of the Grantors releases the Collateral Agent and the Purchasers from liability for, and agrees to hold the Collateral Agent and the Purchasers free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Collateral Agent's or any Purchaser's own gross negligence or own willful misconduct;

(g)           make a request upon any of the Grantors (which shall not be construed as implying any limitation on the rights or powers of the Collateral Agent), and upon such request such Grantor shall, execute and deliver to the Collateral Agent a power of attorney, in form and substance satisfactory to the Collateral Agent, for the implementation of any sale, lease, license or other disposition of Intellectual Property owned by such Grantor or any such action related thereto.  In connection with any such disposition, but subject to any confidentiality provisions imposed on such Grantor in any license or similar agreement, such Grantor will supply to the Collateral Agent its know-how and expertise relating to the relevant Intellectual Property, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products or services;

(h)           to the extent not already so transferred, transfer all or any part of the Collateral into the Collateral Agent's name or the name of their nominee or nominees; and

(i)           give all consents, waivers, and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each of the Grantors hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of such Grantor, with full power of substitution to do so), including, without limitation, the exercise of all voting, consensual and other powers of ownership pertaining to the Collateral.

16.           Collateral Agent Appointed Attorney-in-Fact

.  Without limiting any rights or powers granted to the Collateral Agent pursuant to this Agreement, applicable law or otherwise, each of the Grantors hereby appoints the Collateral Agent as its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion to take any and all action and to execute, file and record any and all instruments, agreements, and documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to execute any assignment of Intellectual Property to the Collateral Agent or other transferee, and to receive, endorse and collect all instruments made or payable to such Grantor representing any Proceeds in respect of the Collateral or any part thereof and to give full discharge for the same.  The appointment set forth in this Section 16 is coupled with an interest and is irrevocable.

17.           Collateral Agent May Perform

.  If any of the Grantors fails to perform any agreement, covenant, or obligation contained herein, the Collateral Agent may itself perform, or cause performance of such agreement, covenant or obligation and the expenses and costs of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Grantors.

18.           Security Interest Absolute

.  All rights of the Collateral Agent and all Liens hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional irrespective of:

(a)           lack of validity or enforceability of this Agreement or the APA or any related agreement;

(b)           any change in the time, manner, or place of payment of, or in any other term of any or all of the Obligations or any amendment or waiver of any provision of this Agreement, the APA or any related agreement;

(c)           any release or non-perfection of any portion of the Collateral or any exchange, release, or non-perfection of any other collateral, or any release, amendment, or waiver of any guaranty or any other personal liability for all or any of the Obligations; or

(d)           any other circumstance which might otherwise constitute a defense available to, or a discharge of any Grantor in respect of the Obligations or this Agreement, the APA or any related agreement.

19.           Collateral Agent's Duties

.  The powers conferred to the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon it or any Purchaser to exercise any such powers except for the safe custody of any Collateral or any portion thereof in its possession, and the Collateral Agent shall exercise that standard of care with respect to the Collateral in its possession which it exercises in the administration of its own assets and property; provided, however, that neither the Collateral Agent nor the Purchasers shall in any event be liable for any action taken or omitted with respect to the Collateral or this Agreement in good faith and in the absence of its own gross negligence or its own willful misconduct.  Neither the Collateral Agent nor the Purchasers shall have any duty as to the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.

20.           Rights Cumulative

.  The rights, powers, and remedies of the Collateral Agent under this Agreement shall be in addition to all rights, powers, and remedies given to the Collateral Agent by virtue of any statute or rule of law or any agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Collateral Agent's security interest, Lien, and assignment in the Collateral.

21.           Indemnity and Expenses.

(a)           Neither the Collateral Agent nor the Purchasers shall have any liability to any Person and the Collateral Agent and the Purchasers shall be indemnified and held harmless by each of the Grantors for any liability incurred by reason of taking or refraining from taking any action with respect to the Collateral, except in the case of the Collateral Agent's or the Purchaser's own gross negligence or own willful misconduct.  Each of the Grantors agrees to indemnify the Collateral Agent and the Purchasers from and against any and all claims, losses, and liabilities arising out of or connected with this Agreement (including, without limitation, enforcement of this Agreement), except such claims, losses, or liabilities resulting solely from the Collateral Agent's or the Purchaser's own gross negligence or own willful misconduct.  This Section 21(a) shall survive any termination of this Agreement.

(b)           Each of the Grantors agrees to jointly and severally pay all expenses, costs, and disbursements incurred by the Collateral Agent and the Purchasers (including, without limitation, all attorneys' fees and other legal expenses incurred by the Collateral Agent and the Purchasers in connection therewith) in connection with (i) retaking, holding, collecting, preparing for sale, and selling or otherwise realizing upon, liquidating, or disposing of the Collateral, (ii) the enforcement of its rights hereunder upon the occurrence and during the continuance of an Event of Default, (iii) the performance by the Collateral Agent or the Purchasers of any agreement, covenant, or obligation of any of the Grantors contained herein that any of the Grantors has failed or refused to perform, and (v) the participation or other involvement of the Collateral Agent and any Purchaser with (x) bankruptcy, insolvency, receivership, foreclosure, winding up, or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise, or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent and the Purchasers in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings, and (z) workout, restructuring, or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated).

22.           Amendment or Waiver

.  Neither this Agreement nor any terms hereof may be changed, waived, discharged, or terminated unless such change, waiver, discharge or termination is in writing signed by the parties hereto.

23.           Notices

.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing  and mailed or delivered: if to the Grantors, at the addresses specified immediately below each of the Grantors' names on the signature page hereof; and if to the Collateral Agent at its address specified immediately below its name on the signature page hereof; or at such other address as shall be designated by any party in a written notice to the other parties hereto.  All such notices and communications shall, when mailed, be effective three business days after deposit in the mails, and shall, when delivered, be effective upon delivery of such notice.

24.           No Waiver

.  No failure or delay on the part of the Collateral Agent or any Purchaser in exercising any right, power or privilege hereunder or under the UCC or any other applicable law shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under the UCC or any other applicable law preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  No notice to or demand on any Grantor in any case shall entitle any of the Grantors to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent or any Purchaser to any other or further action in any circumstances without notice or demand.

25.           Severability of Provisions

.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

26.           Non-Assignment

.  None of the Grantors shall have the right to assign its rights or delegate its obligations hereunder or any part thereof to any other Person without the Collateral Agent's prior written consent.  This Agreement shall be binding upon any successors or assigns of any of the Grantors, and shall benefit any successors or assigns of the Collateral Agent and the Purchasers.

27.           Integration of Terms

.  This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

28.           Governing Law.

(a)           This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of California without regard to choice of law principles thereof that would cause the laws of any other jurisdiction to apply.

29.           Counterparts

.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

30.           Collateral Agent.

(a)           By execution and delivery of this Agreement or by acceptance of this Agreement after the date hereof, each Purchaser hereby appoints (i) the Collateral Agent to hold the Liens granted in this Agreement and to exercise all of the rights and powers granted to the Collateral Agent in this Agreement and all other rights which are reasonably incidental thereto, in each case for the benefit of itself and the Purchasers, and (ii) the Collateral Agent as its agent for the purposes of creating and perfecting its interest in the Collateral.  The Collateral Agent hereby accepts such appointment by the Purchasers.  All items of Collateral and any interest therein to be delivered to or held by the Collateral Agent pursuant to this Agreement shall be held by the Collateral Agent, for the benefit of itself and the Purchasers.  The Purchasers acknowledge and agree that any right, remedy, privilege or power under this Agreement shall be exercised by the Collateral Agent only.  The Grantors may conclusively and absolutely rely, without inquiry, upon any action of the Collateral Agent in all matters referred to in this Agreement and the Purchasers confirm all that the Collateral Agent shall do or cause to be done by virtue of its appointment as Collateral Agent.

(b)           The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement.  Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder to the maximum extent permitted by law.  The duties of the Collateral Agent shall be mechanical and administrative in nature.  The Collateral Agent shall not have, by reason of this Agreement or otherwise, a fiduciary relationship in respect of any of the Purchasers; and nothing is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Collateral except as expressly set forth herein.

(c)           The Collateral Agent shall not receive any compensation for its services rendered hereunder, but shall be reimbursed by the Purchasers for all of its expenses incurred in performing its duties hereunder.  To the extent the Grantors fail to make any payments to the Collateral Agent pursuant to Section 21 of this Agreement, the Purchasers agree that such payments shall be satisfied from the proceeds of liquidation of the Collateral prior to distributions to be made to the Purchasers pursuant to this Section.  If, after such application, amounts owed to the Collateral Agent pursuant to Section 21 of this Agreement remain unpaid, each Purchaser hereby agrees to reimburse the Collateral Agent for such unpaid amounts evenly.  Without limiting the generality of the foregoing, the Purchasers agree to reimburse the Collateral Agent promptly upon demand, in an equal amount, for any out-of-pocket expenses, including, without limitation, reasonable outside counsel fees and reasonably allocated in-house counsel expenses incurred by the Collateral Agent in connection with the performance of this Agreement.

(d)           Independently and without reliance upon the Collateral Agent, each Purchaser, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of each of the Grantors, and (b) its own appraisal of the creditworthiness of each of the Grantors, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Purchaser with any credit or other information with respect thereto.  The Collateral Agent shall not be responsible to any Purchaser for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or the Collateral or the financial condition of any of the Grantors or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

(e)           Prior to receipt of a written notice from a Purchaser that an Event of Default has occurred ("Notice of Default"), the Collateral Agent shall have the power, but not the obligation, to take such actions as the Collateral Agent in its discretion deems necessary or desirable to perfect, preserve, or otherwise protect the security interest and Liens in the Collateral or any part thereof, provided that the Collateral shall not take any such action if objected to by any Purchaser.  After a Notice of Default has been received by the Collateral Agent, Collateral Agent shall only take such actions under this Agreement as may be unanimously directed by the Purchasers or by a final order, decree or judgment of a court of competent jurisdiction and from which no appeal has been taken and as to which the time the right to appeal has expired.  Except as set forth in clause (i) of this Section, the Collateral Agent shall be required to act or not act upon the unanimous instructions of the Purchasers, and those instructions shall be binding upon the Collateral Agent and both of the Purchasers.

(f)           All proceeds of the Collateral shall be applied as follows:

(i)           first, to the payment of all fees and expenses (including, without limitation, all fees, taxes, attorneys' fees and legal expenses) incurred by the Collateral Agent in connection with retaking, holding, collecting, or liquidating the Collateral, until paid in full;

(ii)           second, to payment of all fees, expenses, indemnities and other amounts owed to the Collateral Agent under Sections 21 or 30(c) or otherwise under this Agreement, until paid in full;

(iii)           third, to payment of that portion of the Obligations constituting fees, expenses and indemnities owed to the Purchasers, ratably among the Purchasers in proportion to the respective amounts described in this clause third payable to them;

(iv)           fourth, to payment of the other Obligations owed to the Purchasers, ratably among the Purchasers in proportion to the respective amounts described in this clause fourth payable to them, until paid in full; and

(v)           last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Grantors or as otherwise required by law.

In the event any proceeds of Collateral are deposited with or under the control of a Purchaser or if any Purchaser receives more of the proceeds of Collateral than it is entitled to under this clause (f), such Purchaser shall pay over such proceeds to the Collateral Agent for application to the Obligations as provided in this clause (f).

(g)           The Collateral Agent may at any time, and upon the request of all the Purchasers shall, give notice of its resignation to the Purchasers and the Grantors.  Upon receipt of any such notice of resignation, the Purchasers shall have the right to appoint a successor.  If no such successor shall have been so appointed by the Purchasers and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder (except that in the case of any collateral security held by the Collateral Agent on behalf of the Purchasers, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Purchaser directly, until such time as the Purchasers appoint a successor Collateral Agent as provided for above in this Section.  Upon the acceptance of a successor's appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section).  After the retiring Collateral Agent's resignation hereunder, the provisions of this Section shall continue in effect for the benefit of such retiring Collateral Agent in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

(h)           The Collateral Agent shall not be liable for any action taken or omitted by it at the request of all the Purchasers.

(i)           Notwithstanding anything in this Agreement or any other agreement or document, express or implied, it is agreed that (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, (ii) the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to applicable law; (iii) the Collateral Agent may consult with legal counsel or independent public accountants and other experts selected by it and shall be entitled to fully rely upon any opinion of such counsel or accountant in connection with any action taken or omitted to be taken by the Collateral Agent in accordance with the advice of such counsel, accountants or experts; and (iv) the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Collateral Agent.

(j)           The Purchasers hereby agree amongst themselves that, to the extent the Purchasers disagree on any direction provided or to be provided to the Collateral Agent with respect to this Agreement, the Purchasers shall meet and seek in good faith to resolve any disagreements.

(k)           The provisions of this Section are solely for the benefit of the Collateral Agent and the Purchasers, and the Grantors shall not have rights as third party beneficiaries of any of such provisions.

31.           Suretyship Waivers.  Each Grantor acknowledges that the Liens created or granted herein will or may secure obligations of Persons other than such Grantor and, in full recognition of that fact, each Grantor consents and agrees that Collateral Agent and the Purchasers may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof:  (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest, if any, thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, the APA, or any related agreement or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the APA, the Obligations, any related agreement or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guaranties for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Collateral Agent or the Purchasers in their sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Collateral Agent or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of any Grantor or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Grantor or the continuing existence of any Lien hereunder or under the APA or any related agreement to which any Grantor is a party, or the enforceability hereof or thereof with respect to all or any part of the Obligations.

Upon the occurrence and during the continuance of any Event of Default, Collateral Agent and the Purchasers may enforce this Agreement independently as to each Grantor and independently of any other remedy or security Collateral Agent or any Purchaser at any time may have or hold in connection with the Obligations, and it shall not be necessary for Collateral Agent or the Purchasers to marshal assets in favor of Sellers, any other Grantor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement.  Each Grantor expressly waives any right to require Collateral Agent or any Purchaser to marshal assets in favor of Sellers, any other Grantor or any other Person or to proceed against any other Grantor or any Collateral provided by any other Grantor, and agrees that Collateral Agent and the Purchasers may proceed against the Grantors and/or the Collateral in such order as they shall determine in their sole and absolute discretion.  Collateral Agent and the Purchasers may file a separate action or actions against any Grantor, whether or not action is brought or prosecuted with respect to any other security or against any other Grantor or any other Person, or whether or not any other Person is joined in any such action or actions.  Each Grantor agrees that Collateral Agent and the Purchasers and any other Grantor and any affiliate of any other Grantor may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the validity of, or the Lien or security interest granted or created by, this Agreement.  Collateral Agent's and the Purchasers' rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Collateral Agent or any Purchaser upon the bankruptcy, insolvency or reorganization of any Grantor or otherwise (and whether by litigation, settlement, demand or otherwise), all as though such amount had not been paid.  Each Grantor agrees that the Liens created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any other Grantor and whether or not any other Grantor shall have any personal liability with respect thereto.

Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Grantor with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure or subordination of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any other Grantor (other than by reason of the full payment and performance of all Obligations), (d) any failure of

Collateral Agent or any Purchaser to marshal assets in favor of Sellers, any other Grantor or any other Person, (e) except as otherwise provided in this Agreement, any failure of Collateral Agent or any Purchaser to give notice of sale or other disposition of Collateral to any Grantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of Collateral, (f) except as otherwise provided in this Agreement, any failure of Collateral Agent or any Purchaser to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Obligation, including, without limitation, any failure of Collateral Agent or any Purchaser to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligation, (g) any act or omission of Collateral Agent or any Purchaser or others that directly or indirectly results in or aids the discharge or release of any Grantor or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Collateral Agent or any Purchaser to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Collateral Agent or any Purchaser, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Collateral Agent or any Purchaser for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding, (p) any action taken by Collateral Agent or any Purchaser that is authorized by this Section 31 or any other provision of this Agreement, the APA or any related agreement.  Until all of the Obligations have been paid and performed in full, no Grantor shall have any right of subrogation, contribution, reimbursement or indemnity, and each Grantor expressly waives any right to enforce any remedy that Collateral Agent or any Purchaser now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Collateral Agent or any Purchaser, and, without limiting the foregoing, waives any and all rights of subrogation, reimbursement, indemnification, and contribution and any other benefits, protections and other defenses which such Grantor may have, now or at any time hereafter.  Each Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.  Each Grantor hereby waives, to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, including, but not limited to, any rights and defenses that are or may become available to such Grantor by reason of Section 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

GRANTORS:

PEOPLE'S LIBERATION, INC.,
a Delaware corporation

By:__________________________
Name: Colin Dyne
Title:   Chief Executive Officer

Address:               People's Liberation, Inc.
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

VERSATILE ENTERTAINMENT, INC.,
a California corporation

By:__________________________
Name:  Colin Dyne
Title:    Chief Executive Officer

Address:               Versatile Entertainment, Inc.
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

BELLA ROSE, LLC,
a California limited liability company

By: People's Liberation, Inc., a Delaware corporation, as sole Member

By:__________________________
Name:  Colin Dyne
Title:    Chief Executive Officer

Address:               Bella Rose, LLC
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

WILLIAM RAST LICENSING, LLC,
a California limited liability company

By:__________________________
Name:  Colin Dyne
Title:    Manager

Address:               William Rast Licensing, LLC
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

WILLIAM RAST SOURCING, LLC,
a California limited liability company

By:__________________________
Name: Colin Dyne
Title:   Manager

Address:               William Rast Sourcing, LLC
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

WILLIAM RAST RETAIL, LLC,
a California limited liability company

By: William Rast Sourcing, a California limited liability company, as Manager

By:__________________________
Name:  Colin Dyne
Title:    Manager

Address:               William Rast Retail, LLC
1212 South Flower St., Fifth Floor
Los Angeles, CA 90015
Attn: _______________

COLLATERAL AGENT
AND PURCHASERS:

ECA HOLDINGS II, LLC,
a Delaware limited liability company, as Collateral Agent and as a Purchaser

By:__________________________
Name:
Title:
Address:               ECA Holdings II, LLC
15260 Ventura Blvd., 20th Floor
Sherman Oaks, CA 91403
Attn: Joseph Miller
Fax: (818) 444-4401

NEW MEDIA RETAIL CONCEPTS, LLC,
a California limited liability company, as a Purchaser

By:__________________________
Name:
Title:
Address:               New Media Retail Concepts, LLC
_____________________________
_____________________________
Attn: ________________________
Fax: _________________________